Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Oramed Pharmaceuticals Inc. of our report dated November 27, 2019 relating to the financial statements, which appears in Oramed Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended August 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
January 31, 2020	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il